Exhibit 20.7
Page 1 of 3

                    Navistar Financial 1997 - B Owner Trust
                           For the Month of June 1998
                      Distribution Date of July 15, 1998
                            Servicer Certificate #9

Original Pool amount Initial Receivables                  $408,527,638.36
Subsequent Receivables  (transferred 11/13/97)             $91,466,751.20


Beginning Pool Balance                                    $389,937,284.97
Beginning Pool Factor                                           0.7798833

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $12,350,047.29
     Interest Collected                                     $3,238,653.46

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $669,359.85
Total Additional Deposits                                     $669,359.85

Repos / Chargeoffs                                            $772,265.78
Aggregate Number of Notes Charged Off                                  96

Total Available Funds                                      $16,162,444.09

Ending Pool Balance                                       $376,910,588.41
Ending Pool Factor                                              0.7538296

Servicing Fee                                                 $324,947.74

Repayment of Servicer Advances                                 $95,616.51

Reserve Account:
     Beginning Balance  (see Memo Item)                    $21,354,963.00
     Target Percentage                                               5.25%
     Target Balance                                        $19,787,805.89
     Minimum Balance                                        $9,999,887.79
     (Release) / Deposit                                   ($1,567,157.11)
     Ending Balance                                        $19,787,805.89

Current Weighted Average APR:                                       9.937%
Current Weighted Average Remaining Term (months):                   43.10

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days           $1,991,137.82      1,591
                                31 - 60 days            $500,556.36        395
                                60+  days               $147,873.08         78

     Total:                                           $2,639,567.26      1,591

     Balances:                  60+  days             $2,811,483.57         78

Memo Item - Reserve Account
     Prior Month                                     $20,471,707.46
+    Invest. Income                                      $81,739.88
+    Excess Serv.                                       $801,515.66
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $21,354,963.00

Exhibit 20.7
Page 2 of 3

Navistar Financial 1997 - B Owner Trust
For the Month of June 1998

                                                                    NOTES
                                               (Money Market)
                                 TOTAL          CLASS A - 1       CLASS A - 2      CLASS A - 3       CLASS A - 4     CLASS B NOTES
                            $500,000,000.00   $107,000,000.00   $94,000,000.00   $132,000,000.00   $149,500,000.00   $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                           0.00%           96.50%             0.00%             0.00%            3.50%
     Coupon                                             5.72%            5.96%             6.20%             6.30%            6.30%

Beginning Pool Balance      $389,937,284.97
Ending Pool Balance         $376,910,588.41

Collected Principal          $12,254,430.78
Collected Interest            $3,238,653.46
Charge - Offs                   $772,265.78
Liquidation Proceeds/Recoveries $669,359.85
Servicing                       $324,947.74
Cash Transfer from Reserve Account    $0.00
Total Collections Available
  for Debt Service           $15,837,496.35

Beginning Balance           $389,937,344.72             $0.00   $94,000,000.00   $132,000,000.00   $149,500,000.00   $14,437,344.72

Interest Due                  $2,009,224.39             $0.00      $466,553.33       $682,000.00       $784,875.00       $75,796.06
Interest Paid                 $2,009,224.39             $0.00      $466,553.33       $682,000.00       $784,875.00       $75,796.06
Principal Due                $13,026,756.31             $0.00   $11,781,282.19             $0.00             $0.00    $1,245,474.12
Principal Paid               $13,026,756.31             $0.00   $11,781,282.19             $0.00             $0.00    $1,245,474.12

Ending Balance              $376,910,588.41             $0.00   $82,218,717.81   $132,000,000.00   $149,500,000.00   $13,191,870.60
Note / Certificate Pool Factor                         0.0000           0.8747            1.0000            1.0000           0.7538
   (Ending Balance / Original Pool Amount)
Total Distributions          $15,035,980.70             $0.00   $12,247,835.52       $682,000.00       $784,875.00    $1,321,270.18

Interest Shortfall                    $0.00             $0.00            $0.00             $0.00             $0.00            $0.00
Principal Shortfall                   $0.00             $0.00            $0.00             $0.00             $0.00            $0.00
     Total Shortfall                  $0.00             $0.00            $0.00             $0.00             $0.00            $0.00
      (required from Reserve)
Excess Servicing                $801,515.66
     (see Memo Item - Reserve Account)

Beginning Reserve Acct. Bal. $21,354,963.00
(Release) / Draw             ($1,567,157.11)
Ending Reserve Acct Balance  $19,787,805.89

Exhibit 20.7
Page 3 of 3

Navistar Financial 1997 - B Owner Trust



Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                                5                  4                 3                 2                1
                                             Feb-98             Mar-98            Apr-98            May-98           Jun-98
Beginning Pool Balance                   $445,650,559.34   $430,187,475.40   $416,657,273.79   $403,946,961.02   $389,937,284.97

A)   Loss Trigger:
Principal of Contracts Charged Off           $984,569.70       $654,699.79       $770,176.40       $542,695.47       $772,265.78
Recoveries                                   $865,568.93       $476,944.76     $1,225,572.81       $557,628.06       $669,359.85

Total Charged Off (Months 5, 4, 3)         $2,409,445.89
Total Recoveries (Months 3, 2, 1)          $2,452,560.72
Net Loss / (Recoveries) for 3 Mos            ($43,114.83)(a)

Total Balance (Months 5, 4, 3)         $1,292,495,308.53(b)

Loss Ratio Annualized  [(a/b) * (12)]          -0.0400%

Trigger:  Is Ratio > 1.5%                           No
                                                                                  Apr-98            May-98           Jun-98

B)   Delinquency Trigger:                                                      $2,773,770.75     $3,489,840.49     $2,811,483.57
     Balance delinquency 60+ days                                                   0.66572%          0.86394%          0.72101%
     As % of Beginning Pool Balance                                                 0.66488%          0.74461%          0.75022%
     Three Month Average

Trigger:  Is Average > 2.0%                         No

C)   Noteholders Percent Trigger:              3.95761%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                         No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer